EXHIBIT 10.1

Amendment No. 1 to Amended and Restated Issuer Repurchase Plan Agreement

     This Amendment No. 1 (this “Amendment”) to the Amended and Restated Issuer Repurchase Plan Agreement between SonicWALL, Inc., a California corporation (the “Company”) and RBC Dain Rauscher Inc. (the “Broker”) (the “Amended and Restated Agreement”) is entered into this 8th day of April 2005. The purpose of this Amendment is to modify certain provisions of the Amended and Restated Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amended and Restated Agreement.

Recitals

     The Company previously established the Amended and Restated Agreement to repurchase shares of its of common stock, par value $.01 per share (the “Stock”), in compliance with Rule 10b5-1 (“Rule 10b5-1”) and Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     The Company desires to modify the Amended and Restated Agreement by eliminating the Rule 10b5-1 component of the repurchase program that provides for systematic repurchases, thereby causing all repurchases made under the program after the date of this Amendment to be made in compliance with the limitations and qualifications of Rule 10b-18 but not necessarily Rule 10b5-1.

     The Company desires to continue its engagement of the Broker to effect repurchases of shares of the Stock in accordance with the Amended and Restated Agreement, as modified by this Amendment.

     The Stock is principally traded on the Nasdaq National Market (the “Exchange”).

Agreement

     Therefore, the Company and the Broker hereby agree to modify the Amended and Restated Agreement as follows:

     1. The provisions in Section 3 intended to establish systematic trading, including but not limited to the specified dollar and percentage thresholds, are deleted insofar as they relate to purchases made after the date of this Amendment, it being understood, that the Broker shall not make any purchases in excess of the Daily Trading Volume permitted under Rule 10b-18 and that after the date of this Amendment, all purchases of Stock shall be made in such amounts and at such prices as may be authorized by the Company from time to time.

     2. The first sentence of Section 4 is deleted in its entirety.

     3. The phrase “Pursuant to Rule 10b5-1(c)” in the first sentence of Section 5 is deleted in its entirety.

     4. Sections 6 and 7(c) are deleted in their entirety.

     5. The reference to Rule 10b5-1(c) in Section 8 is deleted.

     6. Section 9 is deleted in its entirety.

     7. Section 15 is deleted in its entirety.

     8. Except as specifically set forth in this Amendment, the Amended and Restated Agreement remains in full force and effect, it being understood that the modifications made by this Amendment are intended to apply on a forward-looking basis and shall not apply or be deemed to modify any purchases or understandings between the Company and the Broker that existed prior to the date of this Amendment.

     9. This Amendment may be modified only by a writing executed by the Company and the Broker.

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     IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date first written above.

SonicWall, Inc.

By:

Its:

RBC Dain Rauscher Inc.

By:

Its: